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                                                            Exhibit 99.1


                        SCHEDULE 13D JOINT FILING AGREEMENT

                                  April 15, 1998



     The undersigned Joseph Crugnale and Ten Ideas, Inc. hereby agree to jointly file with the Securities and Exchange Commission any required statements on Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934, as amended, and any amendments thereto, to disclose their respective beneficial ownership of shares of Common Stock of Bertucci's, Inc., and acknowledge that any such filing shall be on behalf of each of the undersigned.


                              /s/ Joseph Crugnale
                              --------------------------------
                              Joseph Crugnale


                              TEN IDEAS, INC.

                              /s/ Joseph Crugnale
                              ---------------------------------
                              By:  Joseph Crugnale
                              Its:  President